Name of Fund:  Goldman Sachs Japanese Equity Fund
Name of Underwriter Purchased From:  UBS Investment Bank
Name of Underwriting syndicate members: Nikko Citigroup Ltd.,
UBS Investment Bank, Goldman Sachs International, etc.
Name of Issuer:  West Japan Railway Company
Title of Security:  Common Stock
Date of First Offering:  February 20, 2004
Dollar Amount Purchased:  $369,986.95
Number of Shares Purchased:  100
Price Per Unit: JPY 411,000
Resolution approved:  At GST May 4, 2004 meeting:

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.



Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter Purchased From: CIBC Wood Gundy SEC
Name of Underwriting syndicate members: CIBC Wood Gundy SEC, Goldman Sachs, SG Cowen Securities Corp, U.S. Bancorp Piper Jaffery Inc.
Name of Issuer:  Renovis Inc
Title of Security:  RENOVIS, INC.
Date of First Offering: February 4, 2004
Dollar Amount Purchased:  $990,996.00
Number of Shares Purchased:  82,583
Price Per Unit:  $12.00
Resolution approved:	Approved at May 4, 2004 GST Board Meeting.

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Name of Fund:  Goldman Sachs Growth Opportunities Fund
Name of Underwriter Purchased From:
Name of Underwriting syndicate members: Bear Stearns & Co., Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities, Inc., Goldman Sachs, JP Morgan Securities, Inc., Merrill Lynch Pierce, Fenner & Smith, Inc., UBS Securities Inc., Wachovia Securities
Name of Issuer:  Citidel Broadcasting Corporation
Title of Security:  CITADEL BROADCASTING CORPORATION
Date of First Offering:  February 11, 2004
Dollar Amount Purchased:  $6,876,200
Number of Shares Purchased:  361,900
Price Per Unit:  $19.00
Resolution approved:	Approved at May 4, 2004 GST Board Meeting.

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


Name of Fund:  Goldman Sachs Growth Opportunities Fund
Name of Underwriter Purchased From:	Merrill Lynch Pierce, Fenner & Smith Inc.
Name of Underwriting syndicate members: Citigroup Global Markets Inc., Credit Suisse First Boston Corporation, Deutsche Bank Securities, Inc., Goldman
Sachs, JP Morgan Securities, Inc., Merrill Lynch Pierce, Fenner & Smith,
Inc., SG Cowen Securities Corp
Name of Issuer:  Kinetic Concepts Inc
Title of Security:  KINETIC CONCEPTS INC
Date of First Offering:  February 23, 2004
Dollar Amount Purchased: $853,200
Number of Shares Purchased:  28,440
Price Per Unit: $30.00
Resolution approved:	Approved at May 4, 2004 GST Board Meeting.

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Name of Fund: Goldman Sachs Growth Opportunities Fund
Name of Underwriter Purchased From:	Merrill Lynch Pierce, Fenner & Smith Inc.
Name of Underwriting syndicate members:  Citibroup Global Markets Inc., Credit
 Suisse First Boston Corporation, Deutsche Bank Securities, Inc.,
Goldman Sachs, JP Morgan Securities Inc., Merrill Lynch Pierce,
Fenner & Smith, Inc.,
SG Cowen Securities Corp., US Bancorp Piper Jaffery Inc.
Name of Issuer:  Kinetic Concepts Inc.
Title of Security:  KINETIC CONCEPTS INC.
Date of First Offering:  February 23, 2004
Dollar Amount Purchased:  $853,200
Number of Shares Purchased: 28,440
Price Per Unit:  $30.00
Resolution approved:	Approved at May 4, 2004 GST Board Meeting.

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


Name of Fund: Goldman Sachs Capital Growth Fund
Name of Underwriter Purchased From:
Name of Underwriting syndicate members: Bear Stearns & Co., Inc., Credit Suisse First Boston Corporation
Name of Issuer:  Citadel Broadcasting Corporation
Title of Security:  CITADEL BROADCASTING CORPORATION
Date of First Offering:  February 11, 2004
Dollar Amount Purchased:  $10,930,700
Number of Shares Purchased:  575,300
Price Per Unit:  $19.00
Resolution approved:	Approved at May 4, 2004 GST Board Meeting.

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman , Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Name of Fund:  Goldman Sachs Balanced Fund
Name of Underwriter Purchased From:	JPM
Name of Underwriting syndicate members: JP Morgan Securities, Bac of America Securities, LLC., Barclays Capital, Bear Stearns & Co., Inc., BNP Paribas Group, Citigroup, Global Markets, Inc., Commerzbank Capital Markets, Corp., Deutsche Bank Securities, Inc., Goldman, Sachs & Co., Greenwish Capital Markets, Inc., Keybanc Capital Markets, Lehman Brothers, Merrill Lynch & Co., m Morgan Stanley, Piper Jaffray & Co., Ramirez & Co., Inc., Scotia Capital Inc., Wells Fargo
Name of Issuer:  Harrahs Operating Co., Inc.
Title of Security:  HET
Date of First Offering:  June 22, 2004
Dollar Amount Purchased:  $297,426
Number of Shares Purchased: 300,000
Price Per Unit:  99.1420
Resolution approved:	Approved at May 4, 2004 GST Board Meeting.

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

Name of Fund:  Goldman Sachs Balanced Fund
Name of Underwriter Purchased From:  JPM
Name of Underwriting syndicate members: Goldman Sachs & Co., JP Morgan, Banc of America Securiteies LLC., Credit Suisse First Boston Corp., Merrill Lynch & Co., Wachovia Securities, Inc.
Name of Issuer:  Arch Capital Group Ltd.
Title of Security:  ARGL
Date of First Offering:  April 29, 2004
Dollar Amount Purchased:  $174,455.75
Number of Shares Purchased:  175,000
Price Per Unit:  99.689
RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004 for the fixed income, equity, money market and specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2004, for the Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.